Exhibit 10.15
MASTER SERVICES AGREEMENT
Switch and Data #________
THIS MASTER SERVICES AGREEMENT (“Agreement”) is made this 9th day of October, 2006 (the “Commencement Date”) between QUOVADX, Inc. , a Delaware corporation, with offices located at 7600 East Orchard Road, Suite 300-S, Greenwood Village, Colorado 80111 (“Customer”) and Switch and Data Management Company LLC, a Delaware limited liability company, on behalf of itself and its affiliates, with offices located at 1715 N. West Shore Blvd., Suite 650, Tampa, FL 33607 (“Switch and Data”).
RECITALS
WHEREAS, Customer and Switch and Data wish to enter into this Agreement to set forth the general terms and conditions under which Switch and Data will provide Customer with services and Customer will purchase services from Switch and Data.
In consideration of the mutual covenants and agreements contained herein the parties agree as follows:
1. DEFINITIONS
A. “Service(s)” shall mean the services particularly described in each Service Order.
B. “Service Order(s)” shall mean orders for specific Services on Switch and Data’s standard Service Order forms, including attachments thereto. Each Service Order shall be issued and accepted by the parties in accordance with the provisions of this Agreement. Each Service Order will contain specific provisions with respect to prices, features, locations, descriptions of service, duration and other terms as appropriate.
C. “Policies and Procedures” shall mean guidelines and instructions, which govern Service-specific operating and performance requirements of each party. Customer acknowledges receipt of a copy of the Policies and Procedures, which are attached hereto as Exhibit A and incorporated herein by reference.
2. SCOPE AND STRUCTURE/ORDER OF PRECEDENCE
A. Each Service Order issued and accepted and all Services provided hereunder shall be subject to all of the terms of this Agreement and the Policies and Procedures.
B. In the event of conflict or inconsistency between the general provisions of this Agreement and those of an individual Service Order, or the Service-specific portions of the Policies and Procedures, the conflict or inconsistency shall be resolved in the following order of precedence: first, in favor of the provisions of the Service Order, next in favor of this Agreement, and last, in favor of the Policies and Procedures. Any conflict or inconsistency between the provisions of any applicable Policies and Procedures and those of any Service Order shall be resolved in favor of the provisions of the Service Order.
3. TERM and RENEWAL
A. This Agreement shall begin on the Commencement Date and shall continue until the expiration of the last Service Order issued and accepted hereunder. Provided that if Customer is not then in payment default, and if, at the time of expiration or termination of the existing Service Order Term, the parties are in active discussions for additional Services under one or more Service Orders, the term of this Agreement shall extend for an additional period as may be reasonably necessary for the parties to conclude their discussions and execute implementing Service Order(s).
B. The term of each Service Order shall be specifically stated in the Service Order, the (“Term”). At expiration of the Term, if Customer is not then in payment default, the Service Order shall convert to a month to month Term at Switch and Data’s then current list prices unless and until one of the parties gives at least thirty (30) days prior written notice to the other of its election to terminate the Service Order or the parties execute a renewal Service Order for a new fixed Term. If Customer cancels any Service Order before its expiration date, Customer will pay Switch and Data a termination charge determined as specifically provided in Section 8 (D) hereof.
4. PAYMENT
A. Monthly Recurring Charges. Installation and all other non-recurring charges, and monthly recurring charges for the Services will be at the rates set forth by Service type; or as otherwise agreed by the parties for the specific Service Order. Except for usage-based Services, which are billed in arrears, the Services are billed one (1) month in advance and the first billing cycle may include a partial month Service and a full month Service charge, if the Service is installed and activated during a partial month of Service. All fees and charges are payable for the duration of the Term, regardless of whether Customer actually uses the Services or occupies space in Switch and Data facilities.
B. Taxes and Other Fees. Prices established in this Agreement and the applicable Service Order are exclusive of taxes and other fees (including FCC fees like universal service fees, TRS, etc.) which may be imposed on Switch and Data or Customer for the provision or use of the Services. Customer will pay such taxes and other fees, except for Switch and Data’s U.S. federal and state income tax. Tax exempt status will be granted to Customer upon presentation of a satisfactory certificate of exemption for each respective taxing jurisdiction.
C. Non-Recurring Charges. [*] of non-recurring charges will be due from Customer upon signing of the applicable Service Order, unless expressly provided otherwise in the Service Order. The balance of non-recurring charges will be included in the first monthly invoice.
D. Assurance of Payment. At the request of Switch and Data, Customer will provide an advance deposit or other form of security in amount and form satisfactory to Switch and Data. If Customer’s payments are received late for [*], Customer shall, within [*] after Switch and Data’s request, deposit an additional amount equal to [*]. Upon expiration or termination of this Agreement and Customer’s compliance with its financial obligations hereunder, all amounts on deposit will be returned to Customer.
E. Invoicing and Payment. Billing will commence for each Service on the date set forth as the Billing Commencement date on the Service Order or, if there is no Billing Commencement date, then when the Customer is notified of order completion. Customer will pay all amounts owed under each Service Order within [*] after the invoice date (the “Due Date”). Switch and Data reserves the right to charge interest on delinquent amounts at the lower of [*] per month or such other rate or rates as may be permitted under applicable law.
F. Disputed Payments. In the event Customer in good faith disputes any charges invoiced by Switch and Data, Customer shall promptly pay all undisputed charges, and shall notify Switch and Data in writing of any such disputed amounts on or before the Due Date, identifying in reasonable detail its reasons for the dispute and the nature and amount of the dispute. All amounts not timely and appropriately disputed by the Due Date shall be deemed final and not subject to further dispute. Switch and Data will review the amounts in dispute within ten (10) business days after its receipt of such notice. If Switch and Data determines that Customer was billed in error, a credit for the amount billed incorrectly will be made to the next invoice. If Switch and Data determines that the amount was billed correctly, Customer will pay the amount by the Due Date of the next invoice.
G. Suspension or Termination of the Services. If payment in full for Services performed under any Service Order (other than for payments validly disputed by Customer in good faith) is not received by Switch and Data on or before the Due Date, Switch and Data shall have the right, upon giving Customer [*] advance notice, to suspend Services until such time as Customer has paid such charges in full, including any late fees. Following such payment, Switch and Data shall reinstate the Services provided that Customer furnishes to Switch and Data satisfactory assurance of its ability to pay for the Services. Failure by Customer to pay for such Services within [*] after any suspension shall be deemed to constitute a termination of the Services. No cancellation or termination under this provision shall relieve

[*]	We are seeking confidential treatment of these terms which have been omitted. The confidential portions have been filed separately with the Securities and Exchange Commission.

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Customer from its obligations to pay for Services under any Service Order not so canceled or terminated.
5. SERVICE LEVEL AND OTHER COMMITMENTS
A. Switch and Data warrants and represents to Customer that the Services shall comply with the Service Level Agreements (“SLAs”) for each Service as more specifically described in the applicable section of the Policies and Procedures. Customer acknowledges that the service level credits applicable to the specific Services are its exclusive remedy in the event of Service interruption or outage.
B. Switch and Data represents, warrants and covenants that it will perform the Services in a timely, professional and workmanlike manner consistent with prevailing industry standards reasonably applicable to the performance thereof.
C. Switch and Data will use commercially reasonable measures to provide security in connection with the Services, including but not limited to (i) operating physically secure data center; (ii) having, maintaining and implementing industry standard physical security measures and policies and providing current SAS 70 audit reports. Switch and Data’s security shall comply with all applicable laws and regulations.
6. INTERNET USAGE To the extent the Services are used in connection with Customer’s use of the Internet, Customer warrants and represents to Switch and Data (i) that the Services will be used only for lawful purposes, and Customer shall not transmit, retransmit or store material in violation of any federal or state laws or regulations (ii) that Customer will comply with the applicable internet access provider’s Acceptable Use Policy (“AUP”) as amended from time to time and which is posted on Switch and Data’s Website at http://www.switchanddata.com/Customer Tools and (iii) that Customer will ensure that its end users accept and comply with the applicable AUP.
7. INDEMNIFICATION
A. Except to the extent attributable to the gross negligence or willful misconduct of Customer, Switch and Data shall indemnify and hold Customer harmless from and against any and all loss, liability, damage and expense (including reasonable attorneys’ fees) arising out of any demand, claim, suit or judgment for damages to any property or injury to or death of any person which may arise out of or be caused by any act or omission of Switch and Data.
B. Except to the extent attributable to the gross negligence or willful misconduct of Switch and Data, Customer shall indemnify and hold Switch and Data harmless from and against any and all loss, liability, damage and expense (including reasonable attorneys’ fees) arising out of any demand, claim, suit or judgment for damages to any property or injury to or death of any person which may arise out of or be caused by any act or omission of Customer.
8. TERMINATION Either party in accordance with the following may terminate this Agreement and any Service Order(s):
A. Default. If either party is in breach of this Agreement or any Service Order, (other than for failure by Customer to pay any undisputed amounts due under any Service Order which are covered under Section 4 (G) above), in order for such breach to constitute a default, the other party shall give the breaching party notice in writing of such breach. If the breach has not been cured to the non-breaching party’s reasonable satisfaction within [*] of such written notice (the “Notice Period”), then (i) if the non-breaching party is Customer, it may terminate the applicable Service Order effective at the end of the Notice Period immediately upon written notice to Switch and Data and without penalty or (ii) if the non-breaching party is Switch and Data, it shall have the rights and remedies below. No termination for breach pursuant to this Section shall constitute or permit termination of any portions of this Agreement or any Service Order not breached or affected by such breach.
B. Chronic Outage Termination Right. Customer shall have the right to terminate, without liability of any kind except for accrued and unpaid charges as of the termination date, any Service that suffers from a Terminable Outage. Terminable Outage is defined as: [*]. In order to exercise this Terminable Outage termination right, Customer must provide written notice of its election to terminate the affected Service within [*] of the end of the month in which the Terminable Outage occurred, otherwise, Customer’s right to terminate pursuant to this clause is waived.
C. Cause. This Agreement may be terminated for cause by either party in the event that the other party: (i) shall become insolvent; (ii) admits in writing its inability to pay its debts; or (iii) ceases to function as a going concern or to conduct its operations in the normal course of business.
D. Remedies. In the event of termination for breach or cause, the non-breaching party shall have the right to pursue any or all remedies available to it at law or in equity. Notwithstanding the foregoing, if Switch and Data elects to terminate this Agreement for cause, Customer may, by written notice to Switch and Data given prior to the effective date of termination, elect to continue to receive services under any Service Orders on a month to month basis for [*] at the pricing and other terms in effect prior to termination, provided that any payment default is cured prior to such Customer notice and Customer remains in compliance with its payment obligations thereafter.
E. Early Termination. If Customer terminates or cancels service under any Service Order for reason other than Switch and Data’s breach prior to its agreed expiration date, Customer will pay Switch and Data a termination charge (as liquidated damages and not as a penalty) [*]. All termination charges shall be due and payable within thirty (30) days after the effective date of termination of the Service Order.
F. Customer further agrees that, upon termination, it will, at its expense, immediately vacate and surrender the space and remove all of its equipment. If Customer has not removed its equipment from the space within [*] following the effective date of any termination of this Agreement or the Service Order(s), Customer will be deemed to have abandoned its claim to the equipment and have conveyed its right, title and interest therein to Switch and Data. If not conveyable, Switch and Data shall charge a storage fee for such equipment.
No termination pursuant to this Section shall relieve either party of any of its obligations under this Agreement or any Service Order intended to continue, including, without limitation, the obligation to pay for Service prior to such termination.
9. CONFIDENTIALITY “Confidential Information” shall include: (i) all requests for quotations and proposals for Services, including resulting Service Orders, (ii) all prices, rates and other financial information related to the Services, (iii) all information relating to the customers of either party, including customer lists, and (iv) all information one party provides to the other which is clearly identified as confidential or proprietary. Confidential Information disclosed by either party to the other shall be held by the recipient in confidence and not: (a) used by the recipient for personal advantage of any kind, or (b) made available for third parties to use. Each party will direct its employees, contractors, consultants and representatives who have access to any Confidential Information to comply with all of the terms of this Section. The following information shall not be Confidential Information if: (i) it is or becomes available to the public through no wrongful act of the receiving party; (ii) it is already in the possession of the receiving party and not subject to any agreement of confidence between the parties; (iii) it is received from a third party without restriction for the benefit of the disclosing party and without breach of this Agreement; or (iv) if shown by the receiving party to have been independently developed by the receiving party. Confidential Information may be disclosed pursuant to a valid order of a duly empowered government agency or a court of competent jurisdiction after due notice and an adequate opportunity to intervene is given to the disclosing party unless such notice is prohibited. Upon termination or expiration of this Agreement, the receiving party shall at the disclosing party’s direction, either return or destroy all of the disclosing party’s Confidential Information and so certify in writing. The obligations of this provision will survive for three (3) years after any termination or expiration of this Agreement.
10. INTELLECTUAL PROPERTY RIGHTS Neither party shall use any copyrights, patents, trade secrets, software, trade marks, trade names, service marks, license rights or other intellectual property rights (collectively “Intellectual Property”) owned, licensed or used by the other party. Notwithstanding the foregoing, each party may use the other party’s name and logo in any and all media, whether now known or hereafter developed (including Internet pages) for the sole purpose of listing one or more representative customers or vendors or to issue press releases (each, a “Permitted Use”). Upon expiration or termination of this Agreement, or any

[*]	We are seeking confidential treatment of these terms which have been omitted. The confidential portions have been filed separately with the Securities and Exchange Commission.

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affected Service Order, all Permitted Uses shall be discontinued, and any Intellectual Property, including all copies thereof, shall be returned to the other party. Each party hereby disclaims any right, title and interest in any Intellectual Property, owned, used or licensed by the other party and Switch and Data hereby expressly disclaims any interest in any third-party customer or protected health information provided by Customer.
11. FORCE MAJEURE Neither party shall have any claim or right against the other for any failure of or delay in performance by such other party if the failure or delay is caused by or the result of causes beyond the reasonable control of such other party, including, but not limited to, acts of God, fire, flood, hurricane, or other natural catastrophe; terrorist actions, laws, orders, Policies, regulations, directions or actions of governmental authorities having jurisdiction over the subject matter hereof; or any civil or military authority, national emergency, insurrection, riot or war; or other similar occurrence beyond the control and without the fault or negligence of the affected party. Any such delay or failure shall suspend the affected Service Order until the delay or failure ceases, and the Service Order shall be deemed extended accordingly. Notwithstanding the foregoing, if the excusable delay exceeds three (3) days, either party may terminate any affected Service Order immediately upon written notice without incurring any termination liability hereunder.
12. LEGAL NOTICES
A. Notices and communications concerning this Agreement shall be addressed to:
Quovadx, Inc.]
7600 East Orchard Road, Suite 300-S
Greenwood Village, Colorado 80111
Attn: Legal Department
Phone: 303-488-2019
Fax: 720-554-1786
e-mail: Legal@quovadx.com
Switch and Data Management Company LLC.
1715 N. Westshore Blvd., Suite 650, Tampa, FL 33607
Attn: Legal Department
Phone: 813-207-7723
Fax: 813-207-7803
e-mail: legal@switchanddata.com
or at such other address as either party may designate to the other in writing.
B. Notices shall be sent by registered or certified US Mail, postage prepaid, by commercial overnight delivery service, or by confirmed facsimile, and shall be deemed delivered either on the date of return receipt acknowledgment (in the case of US Mail), or on the next day after the sending of the notice (in the case of facsimile or overnight delivery service). Notwithstanding the foregoing, in the event of facsimile the confirming original must be sent by regular mail or overnight delivery service for notice to be deemed effective. However, routine notifications relating to maintenance windows, order confirmations, and similar day-to-day notifications shall be deemed effective if sent via electronic transmission.
13. DISCLAIMER OF WARRANTIES
A. CUSTOMER ASSUMES TOTAL RESPONSIBILITY AND RISK FOR CUSTOMER’S USE AND ITS END USERS’ USE OF THE SERVICES PROVIDED BY SWITCH AND DATA IN ACCORDANCE WITH THIS AGREEMENT AND ALL EXHIBITS HERETO. CUSTOMER ACKNOWLEDGES THAT THE INTERNET (1) CONTAINS MATERIALS SOME OF WHICH ARE SEXUALLY EXPLICIT OR MAY BE OFFENSIVE TO SOME PEOPLE AND (2) IS ACCESSIBLE BY PERSONS WHO MAY ATTEMPT TO BREACH THE SECURITY OF SWITCH AND DATA’S AND/OR CUSTOMER’S NETWORK FACILITIES. SWITCH AND DATA HAS NO CONTROL OVER AND EXPRESSLY DISCLAIMS ANY LIABILITY OR RESPONSIBILITY WHATSOEVER FOR THE CONTENT OF MATERIALS TRANSMITTED OVER THE INTERNET, SERVICE INTERRUPTIONS ATTRIBUTABLE TO CUSTOMER’S NETWORK, ANY CUSTOMER EQUIPMENT FAILURES, OR ANY OTHER SIMILAR CAUSES ATTRIBUTABLE TO CUSTOMER.
B. EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR IN ANY SERVICE ORDER, THE SERVICES PROVIDED BY SWITCH AND DATA ARE PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE, NONINFRINGEMENT OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO ADVICE OR INFORMATION GIVEN BY SWITCH AND DATA, ITS AFFILIATES OR ITS CONTRACTORS OR THEIR RESPECTIVE EMPLOYEES SHALL CREATE A WARRANTY.
14. LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, SUBSIDIARIES, EMPLOYEES, OFFICERS, DIRECTORS, CONTRACTORS, AGENTS AND OTHER REPRESENTATIVES BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE SERVICES ARISING FROM OR RELATED TO THE SERVICES OR PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, WHETHER FOR, AMONG OTHER THINGS, BREACH OF WARRANTY OR ANY OBLIGATION ARISING THEREFROM, AND WHETHER LIABILITY IS ASSERTED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) IRRESPECTIVE OF WHETHER THE OTHER PARTY HAS ADVISED OR HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE. SWITCH AND DATA’S LIABILITY HEREUNDER TO CUSTOMER SHALL IN NO EVENT EXCEED [*] BUT SUCH LIMITATION SHALL NOT APPLY TO AMOUNTS OWED BY CUSTOMER FOR SERVICES RENDERED OR TO REASONABLE TERMINATION CHARGES PURSUANT TO 8E, THAT EXCEED THIS CAP. THE FOREGOING LIMITATIONS OF LIABILITY IN THIS SECTION 14 SHALL NOT APPLY IN THE CASE OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF A PARTY. THE PARTIES HEREBY WAIVE ANY CLAIM THAT THESE EXCLUSIONS DEPRIVE THEM OF AN ADEQUATE REMEDY OR CAUSE THIS AGREEMENT TO FAIL OF ITS ESSENTIAL PURPOSE.
15. ASSIGNMENT Customer may not assign this Agreement or any Service Order without the prior written consent of Switch and Data, which consent will not be unreasonably withheld or denied. “Assignment” within the meaning of this Section shall not include any transfer to any entity controlling, controlled by, or under common control with a party (hereafter collectively, “Affiliate(s)”), or any sale of all or substantially all of the assets of either party, or pursuant to any merger, reorganization or consolidation, provided that the transferee agrees to be bound by all of the terms and conditions of this Agreement and the Service Orders. Switch and Data may assign or transfer this Agreement to an affiliate or successor without consent of customer as long as same terms and conditions are met.
16. COMPLIANCE WITH LAWS. Each party agrees to conduct its business in a reputable manner and agrees to comply with all federal, state and municipal laws, rules, regulations, and codes of ethics that are binding upon or applicable to the parties or their business, equipment or personnel under or related to this Agreement.
17. GOVERNING LAW This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.
18. WAIVER OF JURY TRIAL. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO.
19. PASSWORD SECURITY/ORDER VALIDITY. It is Customer’s sole responsibility to monitor use of its user ID and password (“access codes”) for all purposes, including, but not limited to, ordering from Switch and Data’s website. Customer accepts all responsibility for the security of Customer’s access codes and utilization of the secure areas of Switch and Data’s website. All orders placed using the access codes shall, for all purposes, be deemed to be in writing signed by Customer and admissible and enforceable as other business records in documentary form
20. INSURANCE

[*]	We are seeking confidential treatment of these terms which have been omitted. The confidential portions have been filed separately with the Securities and Exchange Commission.

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A. Switch and Data shall at all times during the term of this Agreement carry insurance of the type and with coverage limits as is adequate, prudent and customary in the operation of its business and the provision of the Services hereunder.
21. GENERAL PROVISIONS
A. Each party has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of each party has been properly authorized and empowered to enter into this Agreement and to execute it and any Service Orders or other attachments hereto on behalf of such party and any of its Affiliates. The parties agree that the United Nations Convention for Contracts for the International Sale of Goods shall not apply to this Agreement.
B. The relationship of the parties hereunder shall always and only be that of independent contractors. No provision of this Agreement shall be construed to create a joint venture or partnership between the parties.
C. If any provision in this Agreement shall be held invalid, illegal or unenforceable, the unaffected provisions shall remain in full force and effect.
D. This Agreement, the Policies and Procedures, Service Order(s) and the attachments and Exhibits to each Service Order constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede any and all prior or contemporaneous agreements, written or oral. This Agreement and any Service Order may be modified at any time only by written agreement of the parties. The Policies and Procedures may be modified unilaterally by Switch and Data, provided that: (a) no modification(s) shall adversely impact Customer’s rights and obligations thereunder, (b) modifications shall not be made more than twice in any twelve month period, and (c) Customer shall be provided with notice and copies of any such modifications. Customer’s failure to object within thirty (30) days’ notice of receipt of changes shall be deemed acceptance. However, if Customer notifies Switch and Data in writing that Customer believes it will be adversely impacted by a particular change, Switch and Data, at its sole discretion, may elect to waive application of the complained change against the Customer.
E. No waiver of any breach of this Agreement or any Service Order shall be deemed to be a waiver of any other or subsequent breach.
F. The Policies and Procedures are amended as follows: [*]
G. Each party agrees that the delivery of signatures to this Agreement and any Service Orders issued hereunder by facsimile/pdf format shall have the same force and effect as delivery of original signatures and that each party may use such facsimile/pdf format signatures as evidence of the execution and delivery of the Agreement and Service Orders to the same extent that an original signature could be used. Customer shall forward to Switch and Data the original executed versions in each case as soon as reasonably practicable.
H. This Agreement shall not be effective until and unless the attached Contact List and Authorization Form attached hereto is completed and delivered to Switch and Data.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
CUSTOMER:
QUOVADX, INC., a Delaware corporation

By:	/s/ Matthew Pullam

Print Name:	Matthew Pullam
Title:	CFO
Date:	10/9/06
SWITCH AND DATA:
SWITCH AND DATA MANAGEMENT COMPANY LLC, a Delaware limited liability company, on behalf of itself and its affiliates

By:	/s/ Ernie Sampera

Print Name:

Title:	Authorized Representative
Date:	10/9/06

[*]	We are seeking confidential treatment of these terms which have been omitted. The confidential portions have been filed separately with the Securities and Exchange Commission.

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Contact List:
In an effort to better service your account, Switch and Data requires your current Business Contacts to be on file at all times. All updates to this list should be forwarded to our Sales Operations department at orders@switchanddata.com. Please complete the form first and then print for signature.

☑ Initial	☐ Additions	☐ Updates	☐ Deletions
Company: Quovadx, Inc.
Corporate Address: 7600 E. Orchard Road, Suite 300 S

City: Greenwood Village State/Province: CO	Postal Code: 80111 Country: USA

Business/ Primary Contact: Name: Matt Pullam	Title: EVP – CFO & Treasurer
Phone: 720-554-1212 Fax: 720-554-1212	Email: matthew.pullam@quovadx.com

Billing Contact: Name: Juan Perez	Title: VP, Controller & Chief Accounting Officer
Mailing Address: 7600 E. Orchard Road, Suite 300 S
City: Greenwood Village State/Province: CO	Postal Code:80111 _ Country: USA
Phone: (720) 554-1213 Fax: (303) 488-9622	Email: juan.perez@quovadx.com
Tax Exemption: No If yes, please attach tax exemption documentation
Technical Contact: Name: Hitesh Patel Title: Operations Manager
Phone: 215-870-5711       Fax: 215-387-9406       Email: admin@carescience.com
NOC Contact: Name: Ken Emery Title: Director, Technology
Phone: 215-870-5710       Fax: 215-387-9401       Email: kemery@carescience.com
Legal Contact: Name: Linda Wackwitz Title: Exec. VP & General Council
Phone: (720) 554-1223 Fax: (720) 554-1786       Email: linda.wackwitz@quovadx.com
CEO: Name: Harvey Wagner Title: CEO & President
Phone: (720) 554-1224 Fax: (303) 488-9705       Email: harvey.wagner@quovadx.com

Transit Contact: Hitesh Patel Phone:	Email:

Peering Contact: Hitesh Patel Phone:	Email:

Representative Contact: Hitesh Patel Phone:		Email:

Website Listing:
Primary/Business Contact, please complete the following required information for posting on the Switch and Data Web site.
Category: (Check all that apply)

☑	Application Service Provider	☐	Managed Services Provider
☐	Content Delivery Provider	☐	Metropolitan Area Network
☐	Content Provider	☐	Security Services Provider
☐	Dark Fiber Provider	☐	Storage Services Provider
☐	eCommerce	☐	Telecom Provider
☐	Enterprise	☐	Web Hosting Provider
☐	Internet Service Provider	☐	Other
If peering, complete the following:

Company URL:	ASN:	IP Address:

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Signatory Authorization List:
Please complete the following to designate website login authorization and to allow for interconnection, engineering and patch panel services to be ordered via email, without signature. Add more Contacts as needed.

Level One	Authorized to view general product and service information.
Level Two	Authorized to view general information, view invoices, and request services: order interconnection, engineering and patch panel services. Also able to order pre-scheduled maintenance, service effecting request and technical support (including installation assistance with tools)
Level Three	Authorized to submit changes to Signatory Authorization List as well as order interconnection, engineering, patch panel and TechSmart ® services.

☑ Add	☐ Update	☐ Delete
☐ Level One            ☐ Level Two            ☑ Level Three

Contact: Ken Emery	Phone: 215-689-2231
Email: kemery@carescience.com	Facility(s): 3701 Market, Phila.

☑ Add	☐ Update	☐ Delete
☐ Level One            ☐ Level Two            ☑ Level Three

Contact: Hitesh Patel	Phone: 215 689 2284
Email: admin@carescience.com	Facility(s): 3701 Market, Phila.

☑ Add	☐ Update	☐ Delete
☑ Level One            ☐ Level Two            ☐ Level Three

Contact: Ashwin Bhandary	Phone: 215-689-2286
Email: abhandary@carescience.com	Facility(s): 3701 Market, Phila.

☑ Add	☐ Update	☐ Delete
          ☑ Level One            ☐ Level Two            ☐ Level Three

Contact: Victor Fiore	Phone: 215-689-2275
Email: vfiore@carescience.com	Facility(s): 3701 Market, Phila.
The Business/Primary Contact agrees that the above listed Level Three’s are hereby authorized to act as a representative for the Business/Primary Contact’s organization and can submit requests to Switch and Data on behalf of the organization.

Business/Primary Contact Signature: /s/ Matt Pullam	Date: 10/9/06
Please fax your signed initial request to Sales Operations: 1.813.207.7851
All subsequent updates and deletions must be signed and submitted to Sales Operations:
orders@switchanddata.com
Rev 1-03-05

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Service Order
1715 N. Westshore Blvd., Suite 650, Tampa, FL 33607
Phone: 813-207-7700       Fax: 813-207-7836

Document Number:	3024 – 005778
Biling Commencement:	30 days or CRD
Installation Interval:	0 business days
Design Layout:	Required
Customer: (3024) Quovadx, Inc., a Delaware corporation
Salesperson: Troy Ward, (520) 797-5500                      Sales Support: Sales Operations, (800) 240-2519
[*]

[*]	We are seeking confidential treatment of these terms which have been omitted. The confidential portions have been filed separately with the Securities and Exchange Commission.

Service Order
1715 N. Westshore Blvd., Suite 650, Tampa, FL 33607
Phone: 813-207-7700       Fax: 813-207-7836

Document Number:	3024 – 005778
Biling Commencement:	30 days or CRD
Installation Interval:	0 business days
Design Layout:	Required
This Service Order is subject to and governed by the terms and conditions of the Agreement, including all Exhibits and Attachments thereto executed and in effect between the parties. Customer herby orders from Switch and Data the specific services and equipment listed and on the attachments hereto, and Switch and Data hereby accepts such order in accordance with the terms herein.
By their signatures below the parties acknowledge and accept the terms of this Service Order and certify that the individuals signing below are duly authorized to execute this Service Order on Behalf of their respective affiliates and subsidiaries.

	Quovadx, Inc., a Delaware corporation		SWITCH AND DATA MANAGEMENT COMPANY LLC, a Delaware limited liability company, on behalf of itself

Signature:	/s/ Jim Hogan	Signature:	/s/ Mario Galvez

Printed Name:	Jim Hogan	Printed Name:	Mario Galvez

Title:	VP – IS	Title:	Authorized Representative

Email:	jim.hogan@quovadx.com	Email:	Legal@SwitchandData.com

Date:	10/9/06	Date:	10/9/06

NOTE: The Contact List and Authorization Form is required before installation will begin.	The Installation Interval begins from Switch and Data’s Order Acceptance email which will include the Master Service Order Number (MSO). Order completion will be sent to signator, unless otherwise noted on Service Order.

[*]	We are seeking confidential treatment of these terms which have been omitted. The confidential portions have been filed separately with the Securities and Exchange Commission.